Exhibit 10.3
* Certain confidential information contained in this document, marked by asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
ADDITIONAL PRODUCT AMENDMENT TO
WALMART MONEYCARD PROGRAM AGREEMENT
This Amendment (“Amendment”) to that certain Walmart MoneyCard Program Agreement, dated as of May 27, 2010 (as amended, the “Agreement”), is made as of this day of May, 2013 (“Amendment Effective Date”), by and among (1) Wal-Mart Stores, Inc., Wal-Mart Stores Texas L.P., Wal-Mart Louisiana, LLC, Wal-Mart Stores Arkansas, LLC, and Wal-Mart Stores East, L.P., (each of the foregoing, individually and collectively, “Retailer”), (2) GE Capital Retail Bank (f/k/a/ GE Money Bank) (“Bank”), and (3) Green Dot Corporation (“Green Dot”).
WHEREAS, Retailer, Bank and Green Dot wish to amend the Agreement as set forth herein.
NOW THEREFORE, in consideration of the following terms and conditions, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Retailer, Bank and Green Dot hereby agree to amend the Agreement as follows:
1.    Defined Terms. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings set forth in the Agreement.
2.    Additional Cards. A new Article XVIII is hereby added to the Agreement, the contents of which are set forth in Exhibit A hereto and incorporated herein by reference.
3.    Continuation; Inconsistency; Counterparts. Except as expressly amended or supplemented hereby, the terms and conditions of the Agreement shall remain in full force and effect. In the event of any inconsistency between the terms of this Amendment and the Agreement, the terms of this Amendment shall control. This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together constitute one and the same agreement. The Parties may execute and deliver this Amendment electronically, including by facsimile.
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*Confidential Treatment Requested

IN WITNESS WHEREOF, Retailer, Bank and Green Dot have caused this Amendment to be executed by their respective officers or agents thereunto duly authorized as of the date first above written

	WAL-MART STORES, INC		WAL-MART STORES ARKANSAS, LLC

By:	/s/ Daniel Eckert	By:	/s/ Daniel Eckert
Name:	Daniel Eckert	Name:	Daniel Eckert
Title:	SVP - Walmart Services	Title:	SVP - Walmart Services

	WAL-MART STORES, INC		WAL-MART STORES ARKANSAS, LLC

By:	/s/ Daniel Eckert	By:	/s/ Daniel Eckert
Name:	Daniel Eckert	Name:	Daniel Eckert
Title:	SVP - Walmart Services	Title:	SVP - Walmart Services

WAL-MART LOUISIANA, LLC

By:	/s/ Daniel Eckert
Name:	Daniel Eckert
Title:	SVP - Walmart Services

	GE CAPITAL RETAIL BANK		GREEN DOT CORPORATION

By:	/s/ Margaret M. Keane	By:	/s/ Steve Sreit
Name:	Margaret M. Keane	Name:	Steve Streit
Title:	CEO, GECRB	Title:	CEO

*Confidential Treatment Requested

IN WITNESS WHEREOF, Green Dot Bank has caused this Amendment to be executed by its officer or agent thereunto duly authorized as of the date first above written, solely for the limited purpose of: (a) agreeing to become a party to the Appointment Agreement, as defined by and pursuant to Section 18.8 of the Amendment; and (b) acknowledging and agreeing to the provisions of Section 18.10 of the Amendment.

GREEN DOT BANK

By:	/s/ Lewis Goodwin
Name:	Lewis Goodwin
Title:	President and CEO

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*Confidential Treatment Requested

Exhibit A
Article XVIII
Sale of Additional Cards
18.1    General. Retailer and Green Dot hereby establish a program under which Retailer shall market and distribute the Additional Cards (as described in Section 18.3). Except as expressly set forth in this Article XVIII, (a) Retailer shall have the same rights and obligations with respect to the Additional Cards as Retailer has under this Agreement with respect to the Walmart MoneyCards, and (b) Green Dot shall have the same rights and obligations with respect to the Additional Cards as Bank has under this Agreement with respect to the Walmart MoneyCards. For avoidance of doubt, notwithstanding anything in this Agreement, solely Retailer and Green Dot shall have rights and obligations with respect to the Additional Cards, and Bank shall have no obligations or rights whatsoever with respect to the Additional Cards except as expressly set forth in this Article XVIII.
18.2    Consent by Bank. Bank hereby consents to Retailer selling the Additional Cards on the terms and conditions set forth in this Article XVIII; provided, however, that Bank may terminate such consent upon written notice to Retailer and Green Dot if Green Dot Bank (“GDB”) has not acquired from Bank its portfolio of Walmart MoneyCards and any previously issued Specialty Cards, and GDB has not acquired and assumed Bank's rights and obligations under this Agreement on or before December 31, 2013. If Bank terminates its consent under this Section 18.2, Retailer and Green Dot will cease the sale of Additional Cards, except that any Additional Cards already in stock at a Participating Store when Bank terminates its consent may be sold by Retailer for a period of not more than six (6) months after such termination of consent.
18.3    Additional Cards. The Additional Cards shall be issued by GDB. The initial set of Additional Cards to be distributed by Retailer is set forth in Schedule 18.3 hereto. Also set forth in Schedule 18.3 is the initial purchase fee charged by GDB to consumers of Additional Cards, which fee shall be subject to all of the rights and obligations of the parties with respect to purchase fees as set forth in this Agreement. Green Dot and Retailer may agree to include further Additional Cards issued by GDB in such Schedule with the prior written consent of Bank, which shall not be unreasonably withheld; provided, however, that (a) Bank shall receive at least sixty (60) days' prior written notice of any further Additional Card proposed to be included on such Schedule, and (b) no further Additional Card shall be included in such Schedule after December 31, 2013, if GDB has not acquired from Bank its portfolio of Walmart MoneyCards and Bank's rights and obligations under this Agreement on or before that date.

*Confidential Treatment Requested

18.4     Compensation. Notwithstanding Section 18.1 or any other provision of this Agreement to the contrary, Retailer's compensation with respect to all Additional Cards shall, unless otherwise mutually agreed by Green Dot and Retailer, be as set forth in this Agreement with respect to the Walmart MoneyCards. Bank's sole compensation with respect to Additional Cards shall be as set forth in Section 18.6 below.
18.5     Service Levels. Notwithstanding Section 18.1 or any other provision of this Agreement to the contrary, Service Level #8 set forth in Schedule 9.3(a) to this Agreement shall not apply to the Additional Cards described in Schedule 18.3 as the “Walmart MoneyCard Custom Card”, and instead the new Service Level #8B set forth in Schedule 18.5 hereto shall apply to such Additional Cards.
18.6     Intermediary Services. Bank hereby agrees to provide Intermediary Services with respect to all Additional Cards, subject to the provisions of Section 4.10 of this Agreement. Green Dot will compensate Bank for such Intermediary Services at a rate equal to [*] of the initial purchase fee collected from the purchaser of an Additional Card, payable monthly in arrears within 30 days of the end of the month in which the Additional Card was sold.
18.7     Indemnification. Green Dot agrees to protect, indemnify, and hold harmless Bank, its Affiliates, and their respective shareholders, officers, employees, directors and agents from and against any and all Indemnified Losses incurred by GE arising out of, connected with or resulting from, a complaint, claim or action related to any act or omission by Bank with regard to the Intermediary Services, but solely with respect to the Additional Cards; provided, however, that in no event shall Green Dot be obligated to indemnify Bank under this provision against any Indemnified Losses which result from the intentional misconduct, violation of law, or negligence of Bank. The provisions of Section 4.8(c) of this Agreement shall apply to Green Dot's indemnity of Bank under this Section 18.7 in the same manner as such provisions apply to Green Dot's indemnity of Retailer under Section 4.8(a) of this Agreement.
18.8     Limited Appointment. For purposes of Section 3 of that certain Amended and Restated Agency Appointment Agreement between Green Dot and Retailer, dated as of May 27, 2010 (the “Appointment Agreement”), the term “Green Dot” as used therein shall hereafter be deemed to mean both Green Dot and GDB. GDB hereby becomes a party to the Appointment Agreement with respect to Retailer's distribution of such Additional Cards. The terms set forth in Schedule 18.8 hereto will apply with respect to Participating Stores in the State of New York.
18.9     Amendment of Article. Notwithstanding Section 18.1 or any other provision of this Agreement to the contrary, the provisions of this Article XVIII may not be modified or amended without the prior written agreement of Bank, Retailer and Green Dot.

*Confidential Treatment Requested

18.10     Green Dot Bank. Green Dot may perform any of its obligations under this Article XVIII through GDB, or designate GDB as the recipient of performance of any obligations of Retailer or Bank under this Article XVIII; provided, however, that (a) Green Dot shall remain responsible to Retailer and Bank for performance of all of its obligations under this Article XVIII and (b) GDB shall not be a third party beneficiary of this Agreement or have any rights to enforce this Agreement against Retailer or Bank, but shall be jointly and severally responsible with Green Dot for the performance of any obligations of Green Dot under this Article XVIII.
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*Confidential Treatment Requested

SCHEDULE 18.3 - ADDITIONAL CARDS - ECONOMIC TERMS

Card Name	Walmart Branding	Bank's Purchase Fee	Period 1 Status
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]

[*]	[*]	[*]
[*]	[*]	[*]

*Confidential Treatment Requested

SCHEDULE 18.5 - SERVICE LEVEL 8B

Service Level	Definition	Defect Definition	Calculation	Target %	Default %
New Cardholder Card Production Timeliness	Timeliness of Permanent Walmart MoneyCard Custom Cards being embossed and put into the mail system	Any Permanent Walmart MoneyCard Custom Card package that is not put into the mail system within [*] Business Days of Cardholder being approved and submitting acceptable image
Statistically valid sample of the number of Permanent Walmart MoneyCard Custom Card packages put into the mail system within [*] Business Days of the Cardholder being approved and submitting acceptable image divided by the number of mailings sampled
				[*]% within [*] Business Days	[*]% within [*] Business Days

*Confidential Treatment Requested

SCHEDULE 18.8 - ADDITIONAL NEW YORK TERMS
The purpose of this Schedule 18.8 is to clarify Retailer's role as seller of the Additional Cards issued by Green Dot Bank. To the extent that any part of this Schedule 18.8 conflicts with Article XVIII of this Agreement, this Schedule 18.8 shall control (solely with respect to Participating Stores in the State of New York).

1.
Retailer is hereby appointed as Green Dot Bank's sales agent solely for the limited purpose of selling the Additional Cards in the State of New York and delivering to Green Dot Bank any fees and payments paid by purchasers of the Additional Cards, in accordance with the terms of Article XVIII of the Agreement. Retailer hereby acknowledges that Green Dot Bank is the issuer of the Additional Cards and has the primary relationship with purchasers of the Additional Cards, and that Green Dot Bank is responsible for all amounts collected by Retailers from consumers who purchase the Additional Cards.

2.
All funds (less any fees belonging to Retailer) received by Retailer from the sales of Additional Cards shall be funds owned by and belonging to Green Dot Bank, and held for the benefit of consumers who have purchased the Additional Cards.

3.
Retailer shall make and keep such accounts, papers, books, and other records, and preserve such materials for such period of time as may be required by Article XVIII of the Agreement. Retailer shall comply with any other requirements or instructions provided to Retailer in writing by y Green Dot Bank relating to the Additional Cards or arising out of Article XVIII of the Agreement consistent with Retailer's rights under Article XVIII of the Agreement.

4.
Retailer shall comply with all applicable provisions of the laws of the State of New York and regulations and orders issued by the New York State Department of Financial Services relating to the sale of Additional Cards, and consents to inspections by New York State authorities with respect to Retailer's activities under the Agreement.

*Confidential Treatment Requested